SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2008

SINGLE TOUCH SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Poplar Place Fanwood, NJ	07023
(Address of principal executive offices)	(Zip Code)

(973) 652-6333

(Registrant’s telephone number, including area code)

Hosting Site Network, Inc.

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Addendum to Single Touch Merger Agreement

As more fully described in our Current Report on Form 8-K dated March 20, 2008, which is incorporated herein by reference, on March 20, 2008 we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among us, Single Touch Interactive, Inc., a privately held Nevada corporation (“Single Touch”), and Single Touch Acquisition Corp., a wholly-owned Nevada subsidiary of ours (“Acquisition Sub”). Upon closing of the merger transaction (the “Merger”) contemplated under the Merger Agreement, Acquisition Sub will be merged with and into Single Touch and Single Touch, as the surviving corporation, will become a wholly-owned subsidiary of ours. The Merger Agreement provided that such agreement would be automatically terminated if the closing date thereunder did not occur on or prior to June 1, 2008 unless extended in writing by mutual agreement. On May 29, 2008 the parties entered into an Addendum to the Merger Agreement which extended the termination date to June 30, 2008 subject to further extension by mutual agreement. All other terms of the Merger Agreement continue with full force and effect.

Addendum to Bridge Loan Agreement and Single Touch Interactive, Inc. Bridge Loan Notes

As more fully described in our Current Report on Form 8-K dated March 31, 2008 which is incorporated herein by reference, on March 31, 2008 we entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Single Touch Interactive, Inc. (“STI”), a Nevada corporation. Therein, we agreed to make a series of loans to STI (the “STI Loans”) in an aggregate amount of up to $3,300,000. To date we have made aggregate loans to STI thereunder of $2,245,000. Upon making each STI Loan we receive a secured bridge loan note from STI (the “STI Notes”) which provides for the payment of interest at the rate of 12% per annum. Interest and principal on the STI Notes was due on May 31, 2008, subject to extension by mutual agreement, provided, however, that upon the closing, on or prior to May 31, 2008, of the proposed merger (the “Merger”) by and among us, STI and Single Touch Acquisition Corp., a wholly owned subsidiary of ours, the STI Loans were to be forgiven and the STI Notes were to be cancelled and deemed repaid in full. On May 29, 2008 we and STI entered into Addendums to the Bridge Loan Agreement and STI Notes which provide that the Merger is now expected to close on or prior to June 30, 2008 and that interest on the STI Notes will be due and payable on June 30, 2008, subject to further extension by mutual agreement. In connection therewith, in the event the Merger closes on or prior to June 30, 2008 the STI Loans will be forgiven and the STI Notes will be cancelled and deemed repaid in full. All other terms of the Bridge Loan Agreement and STI Notes continue with full force and effect.

Item 9.01. Financial Statements and Exhibits.

Exhibits filed as part of this Report are as follows:

Exhibit 10.1	Addendum dated May 29, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Hosting Site Network, Inc., Single Touch Acquisition Corp., and Single Touch Interactive, Inc.

Exhibit 10.2	Addendum dated May 29, 2008 to Bridge Loan Agreement dated March 31, 2008 between Hosting Site Network, Inc. and Single Touch Interactive, Inc.

Exhibit 10.3	Addendum dated May 29, 2008 to Bridge Loan Promissory Notes of Single Touch Interactive, Inc. dated March 17, 2008; March 31, 2008; and April 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC. By: /s/ Scott Vicari Name: Scott Vicari Title: President

Dated: June 3, 2008